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EXHIBIT 8

     BAKER & DANIELS
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300
(317) 237-1000 (fax)

December 19, 2001

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
Suite 15 East
115 West Washington Street
Indianapolis, Indiana 46204

Ladies and Gentlemen:

    You have asked our opinion concerning the federal income tax matters pertaining to Simon Property Group, Inc. ("SPG") and SPG Realty Consultants, Inc. ("SRC" and together with SPG, the "Companies") in connection with the Registration Statement on Form S-3 (File Nos. 333-74722 and 333-74722-01) of the Companies (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to paired shares of the Companies' common stock to be sold from time to time by the selling stockholders named therein. All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

    In rendering the opinions expressed herein, we have examined the Registration Statement and all amendments to date, the organizational documents of the Companies, the Seventh Amended and Restated Agreement of Limited Partnership of Simon Property Group, L.P. (the "Operating Partnership"), and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

    In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required; (iii) that all representations and statements set forth in such documents are true and correct; (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) that the Companies, the Operating Partnership, the Management Companies and the Subsidiary Partnerships at all times will be organized and operated in accordance with the terms of such documents. We have further assumed that, except for any exceptions set forth in the representation letter described in the following paragraph, the statements and descriptions of the Companies', the Operating Partnership's, the Management Companies', and the Subsidiary Partnerships' businesses, properties, and intended activities as described in the Registration Statement and the documents incorporated therein by reference are accurate and complete.

    For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from the Companies to us. These representations relate to the classification and operation of each of the REIT Members as a REIT and the organization and operation of the Operating Partnership and the Management Companies.

    Based upon and subject to the foregoing, we are of the following opinions:

    1.  SPG has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Code.

    2.  SPG has been organized and has operated in a manner, as described in the Registration Statement and as represented by the Companies, so as to remain qualified as a REIT.

    3.  The discussion contained in that portion of the Registration Statement under the caption "Important Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of the paired shares of common stock of the Companies.

    This opinion letter is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement or the representation letter referred to above may affect the conclusions stated herein. Moreover, SPG's qualification and taxation as a REIT depends upon its ability to meet—through actual annual operating results—requirements under the Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

    This opinion letter is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8 to the Registration Statement and to the use of our name under the caption "Important Federal Income Tax Considerations" in the Prospectus which is a part of the Registration Statement. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

    We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

Very truly yours,
/s/ BAKER & DANIELS

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  EXHIBIT 8